UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 22, 2010
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code):	(561) 893-0101
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 22, 2010, The GEO Group, Inc., a Florida corporation (“GEO”), GEO Acquisition III, Inc., a Delaware corporation and wholly owned subsidiary of GEO (“Merger Sub”) and Cornell Companies, Inc., a Delaware corporation (“Cornell”) entered into an Amendment to the Agreement and Plan of Merger dated as of April 18, 2010 (the “Merger Agreement”) among GEO, Merger Sub and Cornell (the “Amendment”), in order to clarify that the record date for purposes of determining eligibility to submit an election form and letter of transmittal (the “Election Record Date”) shall be July 20, 2010 or such other date as GEO and Cornell shall agree.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1A to this report and is incorporated herein by this reference.
A copy of the joint press release of GEO and Cornell announcing the Election Record Date and Election Deadline is filed as Exhibit 99.1 to this report and is incorporated herein by this reference.
Cautionary Note
The filing of the Merger Agreement, as amended, is not intended to provide any other factual information about GEO, Cornell or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement, as amended, were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, as amended, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allotting contractual risk between the parties to the Merger Agreement, as amended, instead of establishing these matters as facts. The Merger Agreement, as amended, may also be subject to standards of materiality deemed relevant to the contracting parties that differ from those matters which may be deemed material to investors. Investors are not third party beneficiaries under the Merger Agreement, as amended, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of GEO, Cornell or any of their respective subsidiaries or affiliates. In addition, the respective compliance dates for any such representations, warranties and covenants vary, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, as amended, which subsequent information may or may not be fully reflected in GEO’s public disclosure.
Additional Information About the Transaction and Where to Find It
This communication is being made in respect of the proposed business combination involving GEO and Cornell. This communication may be deemed to be solicitation material in respect of the proposed business combination involving GEO and Cornell. The proposed transaction will be submitted to the respective stockholders of GEO and Cornell for their consideration. In connection with the proposed transaction, GEO has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that includes a definitive joint proxy statement of GEO and Cornell and that also constitutes a prospectus of GEO. The respective stockholders of the companies are urged to read the definitive Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the definitive Joint Proxy Statement/Prospectus, as well as other filings containing information about the Companies at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive Joint Proxy Statement/Prospectus and the SEC filings that are incorporated by reference in the Joint Proxy Statement/Prospectus can be obtained, free of charge, by directing a request to Pablo E. Paez, Director, Corporate Relations, (561) 999-7306, ppaez@geogroup.com, One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida.

Certain Information Regarding Participants
GEO, Cornell and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding GEO’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended January 3, 2010, which was filed with the SEC on February 22, 2010, and its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 24, 2010, and information regarding Cornell’s directors and executive officers is available in Cornell’s Annual Report on Form 10-K, for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010 and its Form 10-K/A, which was filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1A	Amendment to Agreement and Plan of Merger, dated as of July 22, 2010, by and among The GEO Group, Inc., GEO Acquisition III, Inc. and Cornell Companies, Inc.
99.1	Joint Press Release of The GEO Group, Inc. and Cornell Companies, Inc. dated July 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
Date: July 22, 2010	By:	/s/ Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1A	Amendment to Agreement and Plan of Merger, dated as of July 22, 2010, by and among The GEO Group, Inc., GEO Acquisition III, Inc. and Cornell Companies, Inc.
99.1	Joint Press Release of The GEO Group, Inc. and Cornell Companies, Inc. dated July 22, 2010

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